Exhibit 10.37

[APOLLO GLOBAL MANAGEMENT LETTERHEAD]

[Name]
[Address]

Dear [ ],

Reference is hereby made to the engagement letter (the “Engagement Letter”) that you executed with Apollo Global Management, LLC (the “Company”) in connection with your service as a director on the board of directors (the “Board”) of the Company. We are pleased to inform you that, effective as of the date hereof, your annual award of restricted share units of the Company (“RSUs”) shall increase to $125,000 per year. As in past years, you shall receive the annual award on or about each June 30th, and the RSUs will vest on the first anniversary of the respective grant date. The base annual compensation for your service as a member of the Board and any fees you receive for service as a member of any committees of the Board remain unchanged.

We hope you are pleased with this new compensation package. If you are in agreement with the foregoing, please so indicate by signing this letter where indicated below.

Very truly yours,

APOLLO GLOBAL MANAGEMENT, LLC

By:     _______________________________
Name:
Title:
Accepted and agreed:

________________________
[        ]

Dated: _______ __, 2018